Exhibit 23.3

中 正 達 會 計 師 事 務 所 有 限 公 司 Centurion ZD CPA Limited Certified Public Accountants (Practising)
Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of our reports dated November 13, 2017, relating to the consolidated financial statements of Wins Finance Holdings Inc. and its subsidiaries (collectively the “Company”), and the effectiveness of internal control over financial reporting of the Company, which appear in the Annual Report on Form 20-F of the Company for the year ended June 30, 2017, filed with the Securities and Exchange Commission.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Centurion ZD CPA Limited
Centurion ZD CPA Limited
Hong Kong, China
January 30, 2018